As filed with the Securities and Exchange Commission on May 24, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HEXCEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-1109521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

HEXCEL CORPORATION 2013 INCENTIVE STOCK PLAN

(Full Title of the Plan)

Gail E. Lehman

Executive Vice President, General Counsel and Secretary

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

(203) 969-0666

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.01 per share	3,300,000	$69.66	$229,878,000	$27,862

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the common stock of the registrant as reported by the New York Stock Exchange on May 20, 2019.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents, which have been filed by the Hexcel Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 6, 2019.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on April 23, 2019.

(3)	The Registrant’s Current Reports on Form 8-K filed on January 3, 2019 (with respect to Item 8.01 only), January 23, 2019 (with respect to Item 8.01 and Exhibit 99.2 only), April 23, 2019 (with respect to Item 8.01 and Exhibit 99.2 only) and May 10, 2019.

(4)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 9, 1996, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this registration statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this registration statement after the most recent effective date may modify or replace existing statements contained in this registration statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this registration statement.

Experts

The consolidated financial statements of Hexcel Corporation and subsidiaries appearing in Hexcel Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Hexcel Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Hexcel Corporation and subsidiaries’ internal control over financial reporting as of their respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of common stock that may be offered under the Hexcel Corporation 2013 Incentive Stock Plan, as amended (the “Plan”) will be passed upon for the Registrant by Gail E. Lehman, Executive Vice President, General Counsel and Secretary of the Registrant. Ms. Lehman, who is eligible to participate in the Plan, owns or has the right to acquire an aggregate of less than one percent (1%) of the outstanding common stock of the Registrant.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee or agent of the corporation (or person serving at the request of the corporation in such capacity in another enterprise) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s Certificate of Incorporation provides that the Registrant shall, to the fullest extent authorized or permitted by the DGCL, (i) indemnify its directors and officers from and against any and all expenses (including attorneys’ fees), liabilities and other matters and (ii) advance expenses (including attorneys’ fees) incurred by any and all of its directors and officers in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; provided, however, that, except for proceedings to enforce rights to indemnification, the Registrant shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant. The Registrant has entered into indemnification agreements with its executive officers and directors which would require it, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer and to advance to them expenses, subject to reimbursement to the Company if it is determined that they are not entitled to indemnification.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation eliminates the personal liability of a director to the fullest extent authorized or permitted by the DGCL.

Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation or is or was serving in such capacity at the request of the corporation for another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Section 145 of the DGCL. The Registrant maintains, at its expense, an insurance policy that insures the directors and officers of the Registrant, subject to certain exclusions and deductions, against certain liabilities that they may incur in their capacity as such.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit No.

5.1*	Opinion of Gail E. Lehman, Executive Vice President, General Counsel and Secretary of the Registrant.

10.1	Hexcel Corporation 2013 Incentive Stock Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 10, 2019).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Gail E. Lehman (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this registration statement).

* Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 24, 2019.

HEXCEL CORPORATION

By:	/s/ Patrick Winterlich
Patrick Winterlich
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Patrick Winterlich and Gail E. Lehman, individually, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick L. Stanage	Chairman of the Board of Directors,	May 24, 2019
(Nick L. Stanage)	Chief Executive Officer and President
(Principal Executive Officer)

/s/ Patrick Winterlich	Executive Vice President, Chief Financial Officer	May 24, 2019
(Patrick Winterlich)	(Principal Financial Officer)

/s/ Kimberly Hendricks	Senior Vice President, Corporate Controller and Chief Accounting Officer	May 24, 2019
(Kimberly Hendricks)	(Principal Accounting Officer)

/s/ Joel S. Beckman	Director	May 24, 2019
(Joel S. Beckman)

/s/ Lynn Brubaker	Director	May 24, 2019
(Lynn Brubaker)

/s/ Jeffrey C. Campbell	Director	May 24, 2019
(Jeffrey C. Campbell)

/s/ Cynthia M. Egnotovich	Director	May 24, 2019
(Cynthia M. Egnotovich)

/s/ Thomas A. Gendron	Director	May 24, 2019
(Thomas A. Gendron)

/s/ Jeffrey A. Graves	Director	May 24, 2019
(Jeffrey A. Graves)

/s/ Guy C. Hachey	Director	May 24, 2019
(Guy C. Hachey)

/s/ Catherine A. Suever	Director	May 24, 2019
(Catherine A. Suever)